UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 12, 2024

Date of Report (date of earliest event reported)

QT Imaging Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamilton, Suite 160,

Novato, CA 94949

(Address of principal executive offices, including zip code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 12, 2024, the board of directors (the “Board”) of QT Imaging Holdings, Inc. (the “Company”) terminated Dr. John C. Klock from his position as Chief Executive Officer effective as of March 12, 2024. He remains a member of the Board.

(c) On March 12, 2024, the Board appointed Dr. Raluca Dinu, who is also a member of the Board, to be employed as its Acting Chief Executive Officer effective as of March 12, 2024. Dr. Dinu will report to the Board. On March 18, 2024, the Board approved an employment agreement (the “CEO Employment Agreement”) between Dr. Dinu and the Company, effective as of March 12, 2024, governing the terms of Dr. Dinu’s employment by the Company, which the Company and Dr. Dinu then entered into.

Under the terms of the CEO Employment Agreement, Dr. Dinu will be hired on an “at will” basis and shall serve as the Company’s Chief Executive Officer on an interim but full-time basis, performing her duties and responsibilities in such capacity. The CEO Employment Agreement provides that Dr. Dinu will serve as the Company’s Chief Executive Officer until the earlier of the twelve (12) month anniversary of the Effective Date or the date on which her employment is terminated in accordance with the terms of CEO Employment Agreement, but that the term of the CEO Employment Agreement may be renewed by written agreement between Dr. Dinu and the Company. Dr. Dinu’s employment is “at will” and terminable by the Company at any time and for any reason or no reason, including as a result of her death or disability, as provided in the CEO Employment Agreement, and with or without “cause”. Dr. Dinu may terminate her employment with the Company at any time and for any reason or no reason, including with or without “good reason”.

The Company will pay Dr. Dinu a base salary at the initial annualized rate of $470,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CEO Base Salary”). Such CEO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CEO Base Salary will be reviewed annually and Dr. Dinu will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CEO Base Salary for purposes of the CEO Employment Agreement.

Dr. Dinu will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees. Dr. Dinu will be eligible to accrue up to sixty days of paid time off per year, in accordance with the Company’s policies as in effect from time to time. The Company will pay or reimburse all reasonable, customary and necessary business expenses, subject to any maximum annual limit or other restrictions as set by the Board or its designated committee.

For each fiscal year of the Company (“FY”) completed during the term of Dr. Dinu’s employment as Chief Executive Officer, Dr. Dinu shall have the opportunity to earn an annual bonus (“Annual Bonus”) under the executive incentive plan then applicable to executives of the Company generally, as in effect from time to time, with the actual amount of each Annual Bonus being determined by the Board or its designated committee based on the achievement of target objectives established by the Board or its designated committee after consultation with Dr. Dinu, and for which the target of the Annual Bonus is an amount equal to 65% of the annual Base Salary during the specific FY. Any Annual Bonus due to Dr. Dinu will be payable not later than two and one-half months following the close of the FY for which the bonus was earned. Except as otherwise provided in the CEO Employment Agreement, Dr. Dinu must be employed on the date annual bonuses are paid under the Company’s executive incentive plan in order to be eligible to earn an Annual Bonus for the preceding FY.

Dr. Dinu shall also have the opportunity to earn a bonus (the “Special Achievement Bonus”) upon completion of acquisitions or sales (in each case, whether by merger, asset purchase or stock purchase, or any other method as approved by the Board), or other special activities that generate value to the Company as recognized by the Board or a designated committee of the Board, including, but not limited to, the Compensation Committee, as being eligible for such special achievement bonus. To the extent any of the mentioned above activities are recognized, in good faith, by the Board (or its designated committee) as being eligible for a Special Achievements Bonus, then Dr. Dinu shall have the right to present a proposed bonus structure to the Board, who shall consider the benefit of the activity to the Company’s stockholders, the nature of the activity, the benefits of the activity to the Company’s technology, business development, or cash position and such other factors as the Board and Dr. Dinu agree in good faith are relevant and appropriate. Whether any Special Achievement Bonus is paid and the amount of any such bonus, shall be in the sole discretion of the Board (or its designated committee).

The CEO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 550,000 shares of common stock to Dr. Dinu, pursuant to and subject to the terms of the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), and subject to approval by the Board and the filing of an effective registration statement on Form S-8 by the Company. Any further equity awards shall be at the discretion of the Board or its designation committee. All of the outstanding and unvested awards held by Dr. Dinu shall vest in the event of a change in control, and if the awards require exercise, be exercisable for the duration of the maximum permitted exercise period as set forth in such grant or grants from the Board, and all of the remaining undelivered shares shall be delivered for such awards that are of stock units immediately prior to and contingent upon the change of control, to the extent delivery will not result in adverse Section 409A tax consequences.

In the event of a change in control, the Company will pay Dr. Dinu the following payments, subject to her continued service through the closing of such change of control transaction and her return of a release of claims: (i) to the extent not already paid, the target amount of the Annual Bonus (the “Target Bonus”) for the entire FY in which the change in control occurs, and (ii) a lump sum equal to (A) two (2) years of (a) the CEO Base Salary in effect and (B) the average of the entire Annual Bonuses and Special Achievement Bonuses paid to the Executive for the two FYs completed prior to the change of control, as applicable, or, if only one such FY has been completed, then based on the amount of the Annual Bonus and the Special Achievement Bonus for such FY (the “Bonus”) (not including however in calculating the Bonus, any Special Achievement Bonus payable for the change of control transaction shall not be included in determining the entire Annual Bonuses and Special Achievement Bonuses). The occurrence of a change of control will trigger the vesting of all outstanding, unvested awards held by Dr. Dinu and a potential tax equalization payment or gross-up payment which would place Dr. Dinu in the same after-tax position as if any excise tax penalty did not apply with respect to compensation received by Dr. Dinu in connection with such change in control. For the purposes of the CEO Employment Agreement, a “change of control” means the occurrence of one or more of the following: (i) any “Person” or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Act”), other than the Company or any of its affiliates, becomes a beneficial owner, directly or indirectly, in one or a series of transactions, of securities representing fifty percent or more of the total number of votes that may be cast for the election of directors of the Company; (ii) the consummation of a merger or consolidation of the Company with any other person (other than a member of the Company and/or its affiliates), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) within twelve months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board; or (iv) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company other than to one or more of the Company’s affiliates.

Dr. Dinu would be entitled to receive certain compensation if her employment with the Company is terminated without “cause” or she resigns for “good reason” (as those terms are defined in the CEO Employment Agreement) in the absence of a change of control transaction, including (i) six months’ of his annual base salary then being paid, payable in equal monthly installments, (ii) a final pro-rated bonus for the period of the year that he has worked prior to termination, (iii) additional compensation equal to eighteen months of Dr. Dinu’s base salary then in effect plus two times the amount of the Bonus (with “Bonus” being defined as the average of the entire Annual Bonuses and Special Achievement Bonuses (each, as defined in the CEO Employment Agreement) paid to Dr. Dinu for the two fiscal years completed prior to his termination), payable in a lump sum subject to certain conditions more fully described in the CEO Employment Agreement.

In the event that Dr. Dinu’s employment is terminated as a result of her death, the Company shall pay to her estate within sixty days of the date of termination (the “Date of Termination”) (i) the CEO Base Salary earned but not paid as of the Date of Termination and any un-reimbursed business expenses (together, the “Final Compensation”), (ii) twelve months’ CEO Base Salary in effect as of Date of Termination, (iii) the Target Bonus for the FY in which the Date of Termination occurs, and (iv) the full premium health and dental plan coverage for each of Dr. Dinu’s qualified beneficiaries for the later of the expiration of the term of the CEO Employment Agreement or one year following the Date of Termination, or until COBRA is no longer available to such beneficiaries (the “Beneficiary Benefits”).

If Dr. Dinu’s employment is terminated as a result of a disability (as defined in the CEO Employment Agreement), then, in addition to the Final Compensation, payable as a lump sum as of March 15th of the year following the Date of Termination, the Company will pay Dr. Dinu a pro-rated Annual Bonus for the year during which the Date of Termination takes place (the “Final Pro-Rated Bonus”), as determined by the Board, and the Beneficiary Benefits.

In the event that Dr. Dinu is terminated with “cause” (as is defined in the CEO Employment Agreement), then the Company shall make no payments to Dr. Dinu other than provision of the Final Compensation, payable no later than ten days after the Date of Termination. Any equity in the Company held by Dr. Dinu in such case shall be governed by the terms of the Company’s equity incentive plans.

If the Company terminates Dr. Dinu or Dr. Dinu terminates her employment for any reason, and a change in control has occurred within twelve months prior to the Date of Termination, then subject to Dr. Dinu’s providing a release of claims and compliance with surviving obligations, including confidentiality, the Company shall provide health and dental plan coverage for Dr. Dinu and her beneficiaries for at most two years.

If Dr. Dinu terminates her employment upon sixty days’ notice, other than for “good reason” and a change in control has not occurred, if the Board so elects, the Company will pay her the CEO Base Salary for the initial sixty days of the notice period in accordance with usual payroll practices.

Concurrent with the CEO Employment Agreement and as a condition thereof, Dr. Dinu entered into a Proprietary Information and Inventions Agreement, which relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

Under the CEO Employment Agreement, the Company has agreed to indemnify Dr. Dinu in accordance with the bylaws and articles of organization of the Company in effect at the time indemnification is applicable, with Dr. Dinu agreeing to provide the Company with prompt notice of any actual or threated claim arising out of her employment. The Company shall also provide Dr. Dinu with the same coverage under any directors and officers liability insurance that the Company elects to maintain as it provides to its other executives, and the same as is provided other former executives, after the termination of her employment.

The foregoing summary of the terms and conditions of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8 K and incorporated herein by reference.

For biographical and family information concerning Dr. Dinu, including the fact that she is married to Dr. Avi Katz, the Chairman of the Board, as well as information regarding related party transactions to which she is a party, see the disclosure in the final proxy statement/prospectus (the “Final Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2024 in the sections titled “Management of the Combined Company Following the Business Combination” and “Certain Relationships and Related Party Transactions” which are incorporated herein by reference.

(e) On March 12, 2024, the Board ratified the prior appointment of Anastas (Stas) Budagov as the Company’s Chief Financial Officer. Mr. Budagov will report to the Chief Executive Officer. On March 18, 2024, the Board approved an employment letter (the “CFO Employment Agreement”) between Mr. Budagov and the Company, effective as of March 12, 2024, governing the terms of Mr. Budagov’s employment by the Company, which the Company and Mr. Budagov then entered into.

Under the terms of the CFO Employment Agreement, Mr. Budagov will be hired on an “at will” basis and shall serve as the Company’s Chief Financial Officer on a full-time basis, performing his duties and responsibilities remotely.

The Company will pay Mr. Budagov a base salary at the initial annualized rate of $380,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary will be reviewed annually and Mr. Budagov will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CFO Base Salary for purposes of the CFO Employment Agreement.

Mr. Budagov will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s similarly-situated employees. Further, the CFO Employment Agreement provides that the Company will reimburse in accordance with its standard policies any business expenses incurred, including travel to the Company’s offices.

Mr. Budagov shall be eligible to earn an annual performance bonus (the “CFO Annual Bonus”) of up to $63,333 less applicable deductions and withholdings in his initial calendar year of employment, with the target CFO Annual Bonus being 40% of the CFO Base Salary in future years. Eligibility will depend upon applicable performance metrics, established by the Company in its sole discretion, and continuous employment on the date the bonus is paid. The Company shall pay a sign-on bonus to Mr. Budagov in the amount of $63,333.00 less applicable deductions and withholdings.

The CFO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 325,000 shares of common stock to Mr. Budagov, pursuant to and subject to the terms of the 2024 Plan, and subject to approval by the Board and the filing of an effective registration statement on Form S-8 by the Company. One-third of the shares shall vest on February 15, 2025, and the remaining two-thirds shall vest in eight equal quarterly installments thereafter, subject to continued service with the Company through each vesting date. Any further equity awards shall be at the discretion of the Board or its designation committee.

Pursuant to the termination provisions of the CFO Employment Agreement, Mr. Budagov’s employment will terminate upon his death, and the Company may terminate his employment upon his disability (as defined in the CFO Employment Agreement).

If the Company terminates Mr. Budagov for any reason, then the Company shall pay to Mr. Budagov any CFO Base Salary earned through the Date of Termination, unpaid expense reimbursements, unused, accrued paid time off, and any vested benefits under any employee benefit plan (collectively, the “Accrued Benefit”).

If Mr. Budagov is terminated by the Company without cause, or if he terminates his employment for “good reason” (as defined in the CFO Employment Agreement), then the Company shall pay Mr. Budagov his Accrued Benefit. Further, subject to Mr. Budagov’s providing a release of claims and his compliance with surviving and confidentiality obligations, the Company shall also pay him severance in an amount of six months’ CFO Base Salary, paid in equal monthly installments, and any equity awards that were otherwise eligible to vest solely conditioned on continued service through the next scheduled vesting date for such awards shall vest immediately.

Concurrent with the CFO Employment Agreement and as a condition thereof, Mr. Budagov entered into a Proprietary Information and Inventions Agreement, which relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CFO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8 K and incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release, dated March 18, 2024, announcing the appointment by the Board of Dr. Dinu as Acting Chief Executive Officer and Mr. Budagov as the Chief Financial Officer.

A copy of the press release issued by the Company are furnished as Exhibit 99.1 to this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated March 18, 2024, by and between QT Imaging Holdings, Inc. and Dr. Raluca Dinu.

10.2	Employment Agreement, dated March 18, 2024, by and between QT Imaging Holdings, Inc. and Anastas Budagov.

99.1	Press Released, dated March 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QT Imaging Holdings, Inc.

Dated: March 18, 2024

	By:	/s/ Dr. Raluca Dinu
Dr. Raluca Dinu Chief Executive Officer